EXHIBIT 10.70
                                   September  6,  2000
Mr.  Brian  Francis  Maxted
4165  Walnut  Meadow  Lane
Dallas,  TX    75229

Dear  Mr.  Maxted:
                                SECOND AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

     THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this "Second Amendment") is executed on September 6, 2001, but is effective at the "Effective Time" (as defined in Section 7 below), by and among Triton Exploration Services, Inc., a Delaware corporation (the "Employer"), the individual signatory hereto ("Employee"), and Triton Energy Limited, a Cayman Islands company (the "Company").
                              W I T N E S S E T H:
                              - - - - - - - - - -

WHEREAS, the Employer, Employee and the Company entered into that certain Employment Agreement dated as of June 28, 2000, which was amended by that certain letter agreement dated December 19, 2000 (such Employment Agreement, as amended and in effect immediately prior to the Effective Time, being hereinafter referred to as the "Original Agreement"); and

WHEREAS, Amerada Hess Corporation, a Delaware corporation ("AHC"), Amerada Hess (Cayman) Limited, a Cayman Islands company ("Sub"), and the Company entered into that certain Acquisition Agreement dated as of July 9, 2001 (the "Acquisition Agreement"), pursuant to which AHC acquired through Sub the Company by reason of the "Offer" (as defined in the Acquisition Agreement) which may be followed by either a "Compulsory Acquisition" (as defined in the Acquisition Agreement) or a "Scheme of Arrangement" (as defined in the Acquisition Agreement); and

WHEREAS, the "Acceptance Date" (as defined in the Acquisition Agreement) occurred on August 14, 2001, and on the Acceptance Date, a "change in control of the Company" (as defined in the Original Agreement) occurred; and

WHEREAS, the Employer, Employee and the Company desire to amend the Original Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. The first sentence of Section 2 of the Original Agreement is hereby amended to read in its entirety as follows:

"Except as otherwise provided in Section 15 of this Agreement, no benefits shall be payable under this Agreement unless there shall have been a change in control of the Company, as set forth below, and Employee's employment with the Employer (or any other direct or indirect subsidiary of the Company) shall thereafter have been terminated within two (2) years following the date of such change in control of the Company in accordance with Section 3 below."

2. Section 3.4 of the Original Agreement is hereby amended to read in its entirety as follows:

     "3.4     "Notice  of Termination.  Any termination of Employee's employment
               ----------------------
shall be communicated by written Notice of Termination to the other party hereto (the date such Notice of Termination is deemed given to the other party or parties hereto under Section 7 is referred to herein as the "Notice Date."). For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific provision or provisions of this Agreement pursuant to which Employee is to receive amounts and/or benefits as a result of such termination, and if such notice states that Employee's employment is terminated by the Employer for Cause or Disability or by Employee for Good Reason or Just Reason, then such notice shall also set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination of Employee's employment under the provision or provisions so indicated. In the event that Employee seeks to terminate Employee's employment for Good Reason or for "Just Reason" (as defined in Section 15.6), Employee must communicate Employee's written Notice of Termination to the Employer no later than sixty (60) days after December 31, 2002."

3. Clause (iii) of Section 3.5 of the Original Agreement is hereby amended to read in its entirety as follows:

     "(iii)     if  Employee's  employment is terminated pursuant to Section 3.3 above or for "Just Reason" (as defined in Section 15.6) pursuant to Section 15.4, the date that is specified in the Notice of Termination;"

4. Section 4.3-2 of the Original Agreement is hereby amended to read in its entirety as follows:

       "4.3-2    [INTENTIONALLY LEFT BLANK]."

5. The Original Agreement is hereby amended to add a new Section 15 that reads in its entirety as follows:

       "15.  HESS CHANGE OF CONTROL AND RETENTION BONUS.
             ------------------------------------------

     15.1     Hess  Change  of  Control.  The Employer, Employee and
              -------------------------
the Company expressly acknowledge and agree that (i) on August 14, 2001, a change in control of the Company occurred (the "Hess Change of Control"), and (ii) all references in this Agreement to a "change in control of the Company" (A) shall be deemed to be a reference only to the Hess Change in Control, and (B) shall be read and construed on a basis consistent with the fact that the Hess Change in Control has occurred.

     15.2     Retention  Bonus.  Except  as  otherwise  provided  in  Section
              ----------------
15.5, Employee shall be entitled to a retention bonus in the amount of $1,918,500(the "Retention Bonus"), consisting of $1,168,500 (the
"Base Amount") and $750,000 (the "Additional Amount"), without regard to whether or not Employee's employment with the Employer (or any other direct or indirect subsidiary of the Company) shall thereafter have been terminated within two (2) years following the date of the Hess Change in Control in accordance with Section 3.


     15.3     Payment  of  Retention  Bonus  -  In General.  Except as otherwise
              --------------------------------------------
provided in Section 15.4 and Section 15.5, the Employer shall pay the Retention Bonus to Employee in cash as follows:

     15.3-1 Twenty-five percent (25%) of the Base Amount and twenty-five percent (25%) of the Additional Amount shall be paid within five (5) calendar days after the "Execution Date" (as defined in the Second Amendment to this Agreement);

     15.3-2     Twenty-five  percent  (25%)  of  the Base Amount and twenty-five percent (25%) of the Additional Amount shall be paid within five (5) calendar days after December 31, 2001; and

     15.3-3     Fifty percent (50%) of the Base Amount and fifty percent (50%)
of the Additional Amount shall be paid within five (5) calendar days after December 31, 2002.


     15.4     Acceleration of Payment of Retention Bonus in the Event of Certain
              ------------------------------------------------------------------
Terminations.  If  Employee's  employment with the Employer (or any other direct
------------
or indirect subsidiary of the Company) shall be terminated on or before December 31, 2002 (i) by the Employer (or any such other direct or indirect subsidiary of the Company) for no reason or for any reason other than Cause,
(ii) by Employee for "Just Reason" (as defined in Section 15.6), or (iii) as a result of the death or Disability of Employee, then (x) the aggregate portion of the Retention Bonus that has not previously been paid to Employee (the "Unpaid Bonus") shall immediately become due and payable and the Employer shall pay to Employee in a lump sum in cash not later than five (5) calendar days following the Date of Termination the amount of the Unpaid Bonus, (y) Employee shall be entitled to the amounts and benefits provided under Sections 4.3-1, 4.3-4, 4.4,
4.5 and 4.6, and (z) if such termination of employment is by reason of Employee's Disability, Employee shall, in addition to the amounts and benefits provided in clauses (x) and (y) of this sentence, receive any benefits to which Employee is entitled under any plans providing for benefits in respect of such Disability.


     15.5     Certain  Terminations.  (a)  If  Employee's  employment  with  the
              ---------------------
Employer (or any other direct or indirect subsidiary of the Company) shall be terminated on or before December 31, 2002 (i) by the Employer for Cause, (ii) by Employee other than for Good Reason or Just Reason, or (iii) by Retirement of Employee, then Employee shall have no right to receive payment of any portion of the Retention Bonus that remains unpaid as of the Notice Date (but Employee shall be entitled to retain any portion of the Retention Bonus paid to Employee before the Notice Date); provided, however, that if a dispute arises relating to
                         --------  -------
a termination by the Employer for Cause and the Employee is the prevailing party, the Employee shall be entitled to the portion of the Retention Bonus that remained unpaid as of the Notice Date.

(b) If Employee's employment with the Employer (or any other direct or indirect subsidiary of the Company) shall be terminated by Employee for Good Reason after August 13, 2001, and on or before December 31, 2002, then (i) Employee shall not receive payment of any portion of the Additional Amount that remains unpaid on the Notice Date (but Employee shall be entitled to retain any portion of the Additional Amount paid to Employee before the Notice Date), (ii) the aggregate portion of the Base Amount that remains unpaid on the Notice Date shall be paid to Employee in a lump sum in cash within five (5) calendar days after the Date of Termination, and (iii) Employee shall be entitled to the amounts and benefits provided under Sections 4.3-1, 4.3-4, 4.4, 4.5 and 4.6.


     (c) If Employee's employment with the Employer (or any other direct or indirect subsidiary of the Company) shall be terminated after December 31, 2002 and before August 14, 2003 (i) by the Employer (or any such other direct or indirect subsidiary of the Company) for no reason or any reason other than Cause, or (ii) by Employee for Good Reason, then Employee shall be entitled to the amounts and benefits provided under Sections 4.3-1, 4.3-4, 4.4, 4.5 and 4.6.

(d) Notwithstanding anything to the contrary contained herein, in the event of a dispute concerning termination of Employee's employment with the Employer (or any other direct or indirect subsidiary of the Company), all future payments of the Retention Bonus that would otherwise become due hereunder shall be postponed until such date (if any) on which Employee is determined to be entitled to such postponed payments as a result of a final determination of such dispute either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

     15.6     "Just  Reason"  Defined.  For purposes of this Agreement, the term
              -----------------------
"Just  Reason"  shall  mean  any  of  the  following  events with respect to the
Employee:

(a) any reduction in the Employee's base salary as in effect at the Effective Time or as the same may thereafter be increased from time to time;

(b) any change in Employee's principal work location of more than 35 miles from his or her principal work location at the Effective Time or any requirement that Employee perform a majority of Employee's duties outside Employee's principal work location at the Effective Time (i) for a period of more than the greater of (A) 14 consecutive calendar days, or (B) a number of consecutive calendar days that would be substantially inconsistent with Employee's business travel obligations during the twelve-month period immediately preceding August 14, 2001, or (ii) for more than 120 calendar days during the period from and including August 14, 2001, through and including December 31, 2002;

(c) any failure by the Employer or the Company to pay the Retention Bonus to Employee in accordance with the terms of this Section 15; or

(d) any commission by the Employer (or any other direct or indirect subsidiary of the Company) of an act constituting bad faith in connection with the Employee's positions, duties, responsibilities or status with the Employer (or any other direct or indirect subsidiary of the Company) or the Company after the Effective Date.

     15.7     No  Duplication  of  Benefits.  (a)  Notwithstanding  anything
              -----------------------------
contained in this Agreement to the contrary, the parties hereto acknowledge and agree that if Employee becomes entitled to an amount or benefit under two or more provisions of this Agreement by reason of the same or similar circumstances, such amount or benefit will be paid or provided to Employee only once pursuant to that single provision providing the greatest such amount or benefit. Accordingly, to the extent Employee is paid or provided a specific amount or benefit under one provision of this Agreement, Employee shall not be paid or provided such amount or benefit under another similar provision of this Agreement. Notwithstanding the foregoing, nothing contained in this Section
15.7 shall be construed to prevent Employee from receiving the maximum amounts and benefits to which Employee becomes entitled under this Agreement.
(b) Notwithstanding anything contained in this Agreement to the contrary, the parties hereto acknowledge and agree that (i) Employee has previously received the amounts and benefits described in Section 4.3-3 and, therefore, no further amounts or benefits are or will be due to Employee under Section 4.3-3, and (ii) neither the Employer nor the Company has any claim or rights with respect to such amounts and benefits or the return or retention thereof by Employee.

15.8     No  Mitigation.  Employee  shall not be required to mitigate the amount
         --------------
of any payment provided for in this Section 15 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 15 be reduced by any compensation earned by Employee as the result of employment by another employer after the Date of Termination, or otherwise. The Employer's obligation to make the payments and provide the benefits provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Employer may have against Employee or others.

15.9     No  Effect  on  Other Provisions.  Nothing contained in this Section 15
         --------------------------------
shall amend, modify, alter, impair or otherwise affect in any way any of the provisions of, or any of the respective rights and obligations of the Employer, Employee and the Company under, Sections 4.7, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14 of this Agreement or the "Joinder of the Company" contained at the end of this Agreement."

     The parties hereto expressly acknowledge and agree that neither (i) the execution, delivery, performance and/or provisions of this Second Amendment,
(ii) the fact that Employee remains or remained employed by the Employer (or any other direct or indirect subsidiary of the Company) or the Company for any period of time after the Effective Time, nor (iii) the Company's payment of, or Employee's acceptance of, all or any portion of the Retention Bonus shall (w) constitute or be deemed to constitute a waiver of any right of Employee under the Original Agreement, as amended by this Second Amendment (including, but not limited to, any right of Employee to assert any fact or circumstance which constitutes or contributes to a showing of Good Reason or Just Reason), (x) preclude Employee from asserting any such fact or circumstance in enforcing
Employee's rights under the Original Agreement, as amended by this Second Amendment, (y) constitute or be deemed to constitute a consent by Employee to any action or inaction constituting or contributing to a showing of Good Reason or Just Reason under the Original Agreement, as amended by this Second Amendment, or (z) constitute or be deemed to constitute an admission by the Company of circumstances constituting or contributing to a showing of Good Reason or Just Reason.

This Second Amendment shall be binding on each party hereto only on the date (the "Execution Date") when it has been executed by all of the parties hereto, but when so executed, shall be and become effective immediately prior to the Acceptance Date (the "Effective Time").
All references to "Agreement" contained in the Original Agreement shall be deemed to be a reference to the Original Agreement, as amended by this Second Amendment. Terms defined in this Second Amendment shall be incorporated in the Agreement with the same meanings as set forth herein.

This Second Amendment is made and will be performed under, and shall be governed by and construed in accordance with, the law of the State of Texas. Except as amended by this Second Amendment, the Original Agreement shall remain in full force and effect.

This Second Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Employer, Employee and the Company have executed this Second Amendment on the date first written above, but is effective as of the Effective Time.


                                         TRITON  EXPLORATION  SERVICES,  INC.


                                         By:
                                         Name:
                                         Title:



                                               ______________________
                                                     ________

                                         TRITON  ENERGY  LIMITED


                                         By:
                                         Name:
                                         Title:


 Note: Similar amended employment agreements were executed by certain Triton officers.